Exhibit 99.1

PRESS RELEASE

October 19, 2005

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams, Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 17.1% Increase in Third Quarter Earnings

ENGELHARD, N.C.- ECB Bancorp, Inc. (NASDAQ: ECBE) (“ECB” or the “Company”) today announced its results for the three and nine months ended September 30, 2005.

Net income rose 17.07% for the three months ended September 30, 2005 to $1,367,000, or $0.67 per diluted share, generating an annualized Return on Average Assets (ROAA) of 1.02% and an annualized Return on Average Equity (ROAE) of 16.18%, compared to net income for the 2004 third quarter of $1,168,000, or $0.57 per diluted share, generating an annualized ROAA of 0.94% and an annualized ROAE of 15.20%.

For the nine months ended September 30, 2005, net income rose 6.58% to $3,585,000, or $1.75 per diluted share, generating an annualized ROAA of 0.92% and an annualized ROAE of 14.51%, compared to net income for the nine months ended September 30, 2004 of $3,363,000, or $1.65 per diluted share, generating an annualized ROAA of 0.94% and an annualized ROAE of 14.55%.

•	For the 2005 third quarter, net interest income rose 14.68% to $4,967,000 from the year ago period. Net interest income rose 13.05% to $13,966,000 in the first nine months of 2005 from the year ago period.

•	Consolidated assets increased 7.23% to $542,782,000 at September 30, 2005 from $506,168,000 at September 30, 2004.

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•	Loans increased 11.59% to $370,876,000 at September 30, 2005 from $332,355,000 at September 30, 2004.

•	Deposits increased 10.09% to $457,059,000 at September 30, 2005 from $415,185,000 at September 30, 2004.

•	For the 2005 third quarter, non-interest income increased 3.58% to $1,538,000 from the 2004 third quarter. Non-interest income decreased 9.28% to $4,363,000 in the first nine months of 2005 from the year ago period (due in part to a $316,924 (pre-tax) gain in the first quarter of 2004 on insurance proceeds for the property damage sustained during Hurricane Isabel in the fall of 2003).

•	Declared quarterly dividend of $0.16 per share, a 12.3% increase, or $0.64 per share on an annualized basis.

Arthur H. Keeney, III, President and Chief Executive Officer, stated: “Our core earnings this quarter continue to be supported by solid growth in our net interest income reflecting the continued growth in both the loan portfolio and in deposits. Recent rate increases implemented by the Federal Reserve also assisted in easing the pressure on the Bank’s net interest margin. Loan portfolio quality statistics remain above our peer averages.

“During the third quarter, construction began on a full-service branch facility in Hertford on Harvey Point Road to replace our small branch office in a shopping center on Highway 17. Construction also began on a new branch facility to replace our existing branch in Southern Shores to meet the ever-growing needs of our customers in that market.

“Looking ahead, we remain optimistic that 2005 will be another good year for ECB as we continue to focus on organic growth. Our efforts to date have been centered around building strong customer relationships and hiring and motivating exceptional people. Our company is positioned to take advantage of opportunities in the various markets we serve. It is our conviction that our proven emphasis on high asset quality, strong capital, prudent reserves and solid profitability will continue to be the bedrock of our success in building shareholder value.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices in eastern North Carolina, including new full-service branches in Morehead City and Wilmington. The Bank also provides mortgages, insurance services through the Bank’s licensed agents and investment and brokerage

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services offered through a third-party broker-dealer. ECB’s common stock is listed on The Nasdaq Capital Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, and general economic conditions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

See financial attachments (3 pages)

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

September 30, 2005, December 31 and September 30, 2004

	September 30, 2005	December 31, 2004*	September 30, 2004
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$23,619,266	$28,263,268	$24,831,437

Total cash and cash equivalents	23,619,266	28,263,268	24,831,437

Investment securities
Available-for-sale, at market value (cost of $114,344,554 $112,787,121 and $119,457,884 at September 30, 2005, December 31, 2004 and September 30, 2004, respectively	113,285,447	112,321,137	118,645,661

Loans	370,875,529	329,530,355	332,355,166
Allowance for loan losses	(4,588,172)	(4,300,000)	(4,101,299)

Loans, net	366,287,357	325,230,355	328,253,867

Real estate acquired in settlement of loans, net	—	34,500	34,500
Federal Home Loan Bank common stock, at cost	1,947,700	1,946,500	1,200,000
Bank premises and equipment, net	18,192,677	16,939,045	15,604,361
Accrued interest receivable	3,543,006	2,758,558	2,961,701
Bank owned life insurance	7,370,934	6,691,215	6,622,116
Other assets	8,535,921	7,705,252	8,014,683

Total Assets	$542,782,308	$501,889,830	$506,168,326

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$105,792,176	$86,215,997	$93,172,055
Demand interest bearing	89,383,805	94,924,075	94,456,550
Savings	23,162,553	23,178,796	23,335,073
Time	238,720,669	206,814,091	204,221,441

Total deposits	457,059,203	411,132,959	415,185,119

Accrued interest payable	1,408,639	970,081	733,320
Short-term borrowings	27,512,892	23,006,740	23,200,471
Long-term obligations	18,310,000	31,310,000	31,310,000
Other liabilities	4,096,753	3,392,837	3,525,114

Total liabilities	508,387,487	469,812,617	473,954,024

Shareholders’ equity
Common stock, par value $3.50 per share; authorized 10,000,000 shares; issued and outstanding 2,040,042 at September 30, 2005 and 2,038,242 at December 31, 2004 and September 30, 2004	7,140,148	7,133,848	7,133,848
Capital surplus	5,407,703	5,360,003	5,360,003
Retained earnings	22,781,831	20,176,100	20,550,174
Deferred compensation - restricted stock	(283,510)	(306,157)	(330,206)
Accumulated other comprehensive loss	(651,351)	(286,581)	(499,517)

Total shareholders’ equity	34,394,821	32,077,213	32,214,302

Total Liabilities and Shareholders’ Equity	$542,782,308	$501,889,830	$506,168,326

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For three and nine months ended September 30, 2005 and 2004

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Interest income:
Interest and fees on loans	$6,315,425	$4,716,671	$17,180,594	$13,122,337
Interest on investment securities:
Interest exempt from federal income taxes	287,952	259,194	860,812	804,980
Taxable interest income	794,115	825,904	2,290,694	2,474,453
Dividend income	—	18,956	36,551	71,912
FHLB stock dividends	23,921	12,123	56,899	32,480
Interest on federal funds sold	110,913	21,619	188,654	52,572

Total interest income	7,532,326	5,854,467	20,614,204	16,558,734

Interest expense:
Deposits:
Demand accounts	134,669	102,376	372,668	275,794
Savings	29,215	29,205	87,043	83,972
Time	1,887,749	977,621	4,688,461	2,636,753
Short-term borrowings	108,379	53,031	342,678	157,046
Long-term obligations	405,376	361,048	1,157,411	1,051,534

Total interest expense	2,565,388	1,523,281	6,648,261	4,205,099

Net interest income	4,966,938	4,331,186	13,965,943	12,353,635
Provision for loan losses	150,000	175,000	340,000	575,000

Net interest income after provision for loan losses	4,816,938	4,156,186	13,625,943	11,778,635

Noninterest income:
Service charges on deposit accounts	837,123	849,515	2,471,044	2,548,735
Other service charges and fees	600,345	530,666	1,523,260	1,261,331
Net gain on sale of securities	—	3,977	90,075	296,116
Income from bank owned life insurance	65,019	69,099	190,209	219,198
Other operating income	35,208	31,360	88,797	484,523

Total noninterest income	1,537,695	1,484,617	4,363,385	4,809,903

Noninterest expenses:
Salaries	1,712,653	1,498,522	4,961,713	4,375,107
Retirement and other employee benefits	662,094	609,745	1,975,615	1,809,091
Occupancy	381,093	318,222	1,060,928	978,503
Equipment	430,175	415,794	1,298,954	1,280,281
Professional fees	113,934	70,098	385,278	221,214
Supplies	89,825	100,138	252,098	253,991
Telephone	121,568	75,130	386,569	284,389
Postage	51,466	47,253	157,197	166,242
Other operating expenses	792,167	838,096	2,411,123	2,431,301

Total noninterest expenses	4,354,975	3,972,998	12,889,475	11,800,119

Income before income taxes	1,999,658	1,667,805	5,099,853	4,788,419
Income taxes	632,560	500,000	1,515,189	1,425,000

Net Income	$1,367,098	$1,167,805	$3,584,664	$3,363,419

Net income per share – basic	$0.68	$0.58	$1.78	$1.67
Net income per share - diluted	$0.67	$0.57	$1.75	$1.65
Weighted average shares outstanding - basic	2,014,874	2,014,874	2,014,878	2,017,286
Weighted average shares outstanding - diluted	2,047,098	2,041,232	2,047,607	2,043,932

See accompanying notes to consolidated financial statements.

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data

(Unaudited)

	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
	(Dollars in thousands, except per share data)
Income Statement Data:
Interest income	$7,532	$6,841	$6,241	$6,184	$5,854
Interest expense	2,565	2,216	1,867	1,715	1,523

Net interest income	4,967	4,625	4,374	4,469	4,331
Provision for loan losses	150	90	100	229	175
Noninterest income	1,538	1,618	1,207	(9)	1,485
Noninterest expense	4,355	4,369	4,166	3,715	3,973
Income taxes	633	519	363	600	500

Net income	$1,367	$1,265	$952	$(84)	$1,168

Per Share Data and Shares Outstanding:
Basic net income	$0.68	$0.63	$0.47	$(0.04)	$0.58
Diluted net income	0.67	0.62	0.47	(0.04)	0.57
Cash dividends declared	0.16	0.16	0.16	0.1425	0.1425
Book value at period end	16.86	16.49	15.66	15.74	15.80
Dividend payout ratio	23.53%	25.40%	34.04%	N/M	24.57%
Weighted-average number of common shares outstanding:
Basic	2,014,874	2,014,872	2,014,874	2,014,874	2,014,874
Diluted	2,047,098	2,044,091	2,044,430	2,042,498	2,041,232
Shares outstanding at period end	2,040,042	2,040,042	2,038,242	2,038,242	2,038,242

Balance Sheet data:
Total assets	$542,782	$541,136	$516,335	$501,890	$506,168
Loans - gross	370,876	361,665	336,429	329,530	332,355
Allowance for loan losses	4,588	4,449	4,380	4,300	4,101
Investments	113,285	104,448	109,093	112,321	118,646
Premises and equipment, net	18,193	17,539	17,464	16,939	15,604
Total deposits	457,059	455,622	420,959	411,133	415,185
Short-term borrowings	27,513	15,399	27,983	23,007	23,200
Long-term obligations	18,310	31,310	31,310	31,310	31,310
Shareholders’ equity	34,395	33,637	31,919	32,077	32,214

Selected Performance Ratios: (annualized)
Return on average assets	1.02%	0.98%	0.76%	(0.07)%	0.94%
Return on average shareholders’ equity	16.18%	15.50%	11.77%	(1.03)%	15.20%
Net interest margin	4.23%	4.14%	4.15%	4.07%	3.99%
Efficiency ratio	65.13%	67.52%	72.18%	79.97%	66.31%

Asset Quality Ratios:
Nonperforming loans to period-end loans	0.04%	0.28%	0.03%	0.03%	0.03%
Allowance for loan losses to period-end loans	1.24%	1.23%	1.30%	1.30%	1.23%
Allowance for loan losses to nonperforming loans	2,753%	433%	5,022%	4,175%	4,324%
Net charge-offs to average loans (annualized)	0.01%	0.02%	0.02%	0.04%	0.03%

Capital Ratios:
Equity-to-assets ratio	6.34%	6.22%	6.18%	6.39%	6.36%
Leverage Capital ratio	8.35%	8.50%	8.64%	8.43%	8.29%
Tier 1 Capital ratio	10.46%	10.38%	10.81%	10.86%	10.78%
Total Capital ratio	11.53%	11.43%	11.94%	11.96%	11.84%